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                                                                    Exhibit 31.2


                      CERTIFICATION PURSUANT TO SECTION 302
                        OF THE SARBANES-OXLEY ACT OF 2002


I, John E. Lushefski, Executive Vice President and Chief Financial Officer of Millennium Chemicals Inc., certify that:

       1. I have reviewed this annual report on Form 10-K of Millennium Chemicals Inc. as filed with the Securities and Exchange Commission on March 12, 2004 and as amended by Amendment No. 1 to the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 27, 2004, Amendment No. 2 to the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on August 9, 2004 and this Amendment No. 3 to the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on the date hereof; and

     2. Based on my knowledge, this annual report, as amended, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.


Date: September 23, 2004


                                              /s/ JOHN E. LUSHEFSKI
                                              ----------------------------------
                                              John E. Lushefski
                                              Executive Vice President and Chief
                                              Financial Officer
                                              (Principal Financial Officer)